                                                                  Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                                                                         STATE OF
         NAME                                                            DOING BUSINESS AS                            INCORPORATION
         ----                                                            -----------------                            -------------
Black Box Corporation

   ATIMCO Network Services, Inc.                          Black Box Network Services - Western Pennsylvania           Pennsylvania

   American Telephone Wiring Company                      Black Box Network Services - West Virginia                  West Virginia

   Midwest Communications Technologies, Inc.              Black Box Network Services - Cleveland, Columbus, Detroit   Ohio

   Associated Network Solutions, Inc.                     Black Box Network Services - Central Florida                Florida

   Advanced Communications Corporation                    Black Box Network Services - South Carolina                 South Carolina

   Ohmega Installations Limited                           Black Box Network Services - Newbury (UK)

   Cable Consultants, Incorporated                        Black Box Network Services - Atlanta                        Georgia

   Todd Communications, Inc.                              Black Box Network Services - North Carolina                 North Carolina

   Comm Line, Inc.                                        Black Box Network Services - Cincinnati                     Ohio

   Business Communication Concepts, Inc.                  Black Box Network Services - Washington, D.C.               Virginia

   Koncepts Communications of L.I., Corp.                 Black Box Network Services - Tri-State                      New York

   Communication Contractors, Inc.                        Black Box Network Services - Chicago                        Illinois

   U.S. Premise Networking Services, Inc.                 Black Box Network Services - Minnesota                      Minnesota

   Datech Holdings Limited                                Black Box Network Services - Nottingham (UK)

   Black Box Network Services, Inc. -
      Government Solutions                                                                                            Tennessee

   R&D Services, Inc.                                     Black Box Network Services - New England                    Massachusetts

   Delaney Telecom, Inc.                                  Black Box Network Services - Philadelphia                   Pennsylvania

   Delaney Electrical Services, Inc.                      Black Box Network Services - Philadelphia                   Pennsylvania

   K&A Communications, Inc.                               Black Box Network Services - St. Louis                      Missouri

   Jet Line Communications, Inc.                          Black Box Network Services - Dallas                         Texas

   FBS Communications, LP                                 Black Box Network Services - San Antonio                    Texas

   A.T.S., Inc.                                           Black Box Network Services - Huntington                     West Virginia

   Advanced Network Technologies, Inc.                    Black Box Network Services - California                     California

   Teldata Corporation                                    Black Box Network Services - Tennessee                      Tennessee

   ST Communications & Cabling, Inc.                      Black Box Network Services - Kansas City                    Missouri

   Black Box Network Services & Electrical, Inc.                                                                      New York

   Black Box Network Services Baltimore, Inc.                                                                         Delaware

   Black Box Network Services Greater
      Pittsburgh, Inc.                                                                                                Delaware

   Datel Communications, Inc.                             Black Box Network Services - Arizona                        Arizona

   Data Specialties Europe Ltd.                           Black Box Network Services - Cambridge (UK)

   Midwest Electronics and Communications, Inc.           Black Box Network Services - Denver                         Colorado

   Duracom, Inc.                                          Black Box Network Services - Seattle                        Washington
                                                          Black Box Network Services - Oregon

   Orchard Network Solutions Ltd.                         Black Box Network Services - Cambridge (UK)

   Societe Industrielle de Telephonie, Alarme et Video    Black Box Network Services - France

   Netcabling B.V.                                        Black Box Network Services - Belgium

   Bernhard Merz AG.                                      Black Box Network Services - Switzerland

   Universal Connections, Incorporated                    Black Box Network Services - Indiana                        Indiana

   Michael Electric, Inc.                                 Black Box Network Services - New Jersey                     New Jersey

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
                                                                                                                         STATE OF
         NAME                                                            DOING BUSINESS AS                            INCORPORATION
         ----                                                            -----------------                            -------------
   Integrated Cabling Systems, Inc.                       Black Box Network Services - Nebraska                       Nebraska

   Computer Cables and Accessories Ltd.                   Black Box Network Services - London (UK)

   Vivid Communications, Inc.                             Black Box Network Services - Kensington                     Maryland

   DESIGNet, Inc.                                         Black Box Network Services - San Jose                       California

   J.C. Informatica Integral S.A. de C.V., Consultoria
      en Redes S.A. de C.V. and SIC Comunicaciones S.A.
      de C.V.                                             Black Box Network Services - Mexico

   LJL Telephone and Communication, Inc.                  Black Box Network Services - New England                    Massachusetts

   AB Lofamatic                                           Black Box Network Services - Sweden

   Optech Fibres Ltd.                                     Black Box Network Services - Cumbria (UK)

   GCS Network Services Ltd.                              Black Box Network Services - Northampton (UK)

   Di.el. Distribuzioni Elettroniche S.r.l.               Black Box Network Services - Rome (Italy)

   Lanetwork Sales Ltd.                                   Black Box Network Services - Canada

   TW Netzwerkservice GmbH                                Black Box Network Services - Bavaria (Germany)

   Telefuture Communications, Ltd.                        Black Box Network Services - New Rochelle                   New York

   NKS Netzwerke Kabel Systeme GmbH                       Black Box Network Services - Stuttgart (Germany)

   Bbox Holding Company                                                                                               Delaware

       Black Box Corporation of Pennsylvania                                                                          Delaware

           Black Box Catalogue, Ltd.

           Black Box Canada Corporation

           Black Box Foreign Sales Corporation

           Black Box France, S.A.

           Black Box Datacom, B.V.

               Black Box Communication SANV

                   Indacom N.V.

                   Blue Box, B.V.

                   Ascor bvba

           BB Technologies, Inc.                                                                                          Delaware

           Datacom Black Box Services AG

           Black Box Deutschland GmbH

           Black Box Italia, SpA

           Black Box Japan Kabushiki Kaisha

           Black Box Catalog Australia Pty. Ltd.

               Black Box Catalog New Zealand Limited

           Black Box do Brazil Industria e Comercio Ltda.

           Black Box de Mexico, S.A. de C.V.

           Alpeco Puerto Rico, Inc.

           South Hills Datacomm Chile, S.A.

           Black Box Comunicaciones, SA

           Schoeller Connectivity Gmbh

           Black Box Norge AS

           Black Box Finland OY

           Black Box Sverige AB

           Black Box Denmark
